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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Staff Leasing, Inc. on Form S-1 of our report dated February 28, 1997 on the balance sheet of Staff Leasing, Inc. and our report dated March 5, 1997 on the consolidated financial statements of Staff Capital. L.P., appearing in the Prospectus, which is part of this Registration Statement, and our report dated March 5, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP
Stamford, Connecticut
March 6, 1997